                                  EXHIBIT 5

              Opinion and Consent of Brobeck, Phleger & Harrison

                                                                 EXHIBIT 5

                          BROBECK, PHLEGER & HARRISON
                             Two Embarcadero Place
                                 2200 Geng Road
                       Palo Alto, California  94303-0913




                               September 19, 1994


Coram Healthcare Corporation
4675 MacArthur Court, Suite 1250
Newport Beach, CA  92660


                 Re: Registration Statement for Offering of 2,798,583 Shares of Common Stock

Ladies and Gentlemen:

         We refer to your registration on Form S-8 (the "Registration Statement") under the Securities Act of 1933, as amended, of (i) 47,272 shares of Common Stock issuable under certain options granted pursuant to Written Compensation Agreements and (ii) an aggregate of 2,751,311 shares of Common Stock issuable under the following plans (collectively the "Plans"):

      T2 Medical, Inc. 1988 Stock Option Plan;
      Curaflex Health Services, Inc. 1990 Stock Option Plan;
      Curaflex Health Services, Inc. 1989 Stock Option Plan;
      Curaflex Health Services, Inc. Directors' Non-Qualified Stock Option Plan; Clinical Home Care Ltd. 1990 Incentive Stock Option Plan;
      Clinical Home Care Ltd. 1990 Non-Qualified Stock Option Plan; and
      Medisys, Inc. 1989 Stock Option Plan.

         These options were assumed by Coram Healthcare Corporation in connection with the July 8, 1994 merger pursuant to which T2 Medical, Inc., Curaflex Health Services, Inc., HealthInfusion, Inc. and Medisys, Inc. became separate, wholly-owned subsidiaries of Coram Healthcare Corporation.

         We advise you that, in our opinion, when such shares have been issued and sold pursuant to the applicable provisions of the Written Compensation Agreements and the Plans and in accordance with the Registration Statement, such shares will be validly issued, fully paid and nonassessable shares of the Company's Common Stock.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Brobeck, Phleger & Harrison

                                        BROBECK, PHLEGER & HARRISON